UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2006
Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-22739	95-3409686
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

400 N. Sam Houston Parkway E	77060
Suite 400	(Zip Code)
Houston, Texas
(Address of principal executive offices)
281-618-0400
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
2005 Amended Articles of Incorporation
Press Release

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 27, 2006, Cal Dive International, Inc., a Minnesota corporation (the “Company”), filed articles of merger merging Helix Energy Solutions, Inc., a Minnesota corporation and wholly owned subsidiary of the Company, with and into the Company effective as of March 6, 2006. The Company shall be the survivor of the merger and, as permitted under Minnesota law, upon the effectiveness of the merger, the name of the Company shall be changed to Helix Energy Solutions Group, Inc.
     A copy of the 2005 Amended and Restated Articles of Incorporation, as amended effective as of March 6, 2006, are attached hereto as Exhibit 3.1.
Item 7.01 Regulation FD Disclosure
     Attached as Exhibit 99.1 and incorporated by reference herein is the press release issued by Cal Dive International, Inc. on February 27, 2006 announcing the change in the Company’s name from “Cal Dive International, Inc.” to “Helix Energy Solutions Group, Inc.”. The information provided in response to this Item 7.01 and Exhibit 99.1 attached hereto are not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and are not incorporated by reference into any Securities Act registration statements.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Number	Description

3.1	2005 Amended and Restated Articles of Incorporation, as amended effective as of March 6, 2006.

99.1	Press Release of Cal Dive International, Inc. dated February 27, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2006

CAL DIVE INTERNATIONAL, INC.

By:	/s/ A. WADE PURSELL A. Wade Pursell
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

3.1	2005 Amended and Restated Articles of Incorporation, as amended effective as of March 6, 2006.

99.1	Press Release of Cal Dive International, Inc. dated February 27, 2006.